UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2018 (April 27, 2018)

BLACKROCK CAPITAL INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

BlackRock Capital Investment Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2018, Michael J. Zugay notified BlackRock Capital Investment Corporation (the “Registrant”) that he is resigning from the Registrant for personal reasons, effective immediately. Mr. Zugay served as Chief Executive Officer of the Registrant. As a result of the resignation of Mr. Zugay from his position as Chief Executive Officer, the Board of Directors (the “Board”) of the Registrant has withdrawn its nomination of Mr. Zugay at the Registrant’s annual meeting of stockholders to be held May 4, 2018. The Board previously named Mr. Zugay as a nominee for election at the annual meeting to serve a term on the Board ending in 2021. The Board does not intend to present a replacement nominee at the annual meeting and has reduced the size of the Board from eight to seven directors. Any proxy cards that are submitted with instructions to vote for Mr. Zugay will be voted only for the two other nominees of the Board, as named in the Registrant’s proxy statement dated March 20, 2018.

On April 30, 2018, the Board appointed James E. Keenan as Interim Chief Executive Officer of the Registrant, effective immediately.

James E. Keenan, Chairman of the Board of the Registrant, is Managing Director of BlackRock, Inc. (together with certain of its affiliates, collectively “BlackRock”), Chief Investment Officer and Global Co-Head of Credit within BlackRock Alternative Investors (BAI). He leads the strategy for Global Fundamental Credit and is responsible for providing oversight of the investment process and performance, the partnerships with BlackRock’s distribution channels, and the team’s infrastructure as well as determining the strategic direction and growth initiatives of the platform. Jim oversees Leveraged Finance, Hedge Funds, and Private Credit businesses including opportunistic, middle market and specialty finance. He serves on BlackRock’s Global Operating Committee, BlackRock Alternative Investors Executive Committee and GFI Executive Committee.

Over the last 13 years, Jim was the portfolio manager across a variety of strategies including HY, Opportunistic and distressed portfolios and long short hedge funds. He has been responsible for building the Global Fundamental Credit business since 2006.

Prior to joining BlackRock in 2004, Mr. Keenan held roles within credit research and trading from 1998 to 2003 at UBS Global Asset Management and at Columbia Management Group.

Mr. Keenan is 41 years old. He earned a BBA degree in finance from the University of Notre Dame in 1998.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

Effective as of April 30, 2018, the Registrant’s board of directors amended and restated the Registrant’s bylaws (the “Amended and Restated Bylaws”) to clarify that the chairman of any stockholder meeting has the authority to adjourn such stockholder meeting.

A copy of the Amended and Restated Bylaws is furnished as Exhibit 3.1 to this report. The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION
Date: April 30, 2018	By:	/s/ Michael Pungello
		Name:	Michael Pungello
		Title:	Interim Chief Financial Officer and Treasurer

3